                               November 18, 1997



Apex Mortgage Capital, Inc.
865 South Figueroa Street, Suite 1800
Los Angeles, California 90017

     Re: Apex Mortgage Capital, Inc., a Maryland corporation (the "Company") - Registration Statement on Form S-11 (Registration No. 333-36069) pertaining to eleven million five hundred thousand (11,500,000) shares (the "Shares") of common stock, par value one cent ($0.01) per share
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          (the "Common Stock")
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Ladies and Gentlemen:

     In connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-11 filed with the Securities and Exchange Commission (the "Commission") on or about September 23, 1997 (Registration No. 333-36069), as amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "Department"), including the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the Department on September 15, 1997. We have also examined the Bylaws of the Company adopted as of September 15, 1997 (the "Bylaws") and in full force and effect on the date hereof and resolutions of the Board of Directors of the Company adopted on

Apex Mortgage Capital, Inc.
November 18, 1997
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October 1, 1997 and in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that none of the Shares will be issued or transferred in violation of Article V, Section 2 of the Charter.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, all of the Shares have been duly authorized and the Shares will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement against payment of the purchase price therefor as determined by the Board of Directors of the Company or a committee thereof, be validly issued, fully paid and non-assessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the filing of this opinion, as may be necessary, pursuant to Rule 462(b) of the Securities Act of 1933. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


                              Very truly yours,

                              /s/ Ballard Spahr Andrews & Ingersoll
                              Ballard Spahr Andrews & Ingersoll